Exhibit (a)(1)(A)

COMPANY NOTICE

To the Holders of

VANTAGE DRILLING COMPANY

7.875% Senior Convertible Notes Due 2042

CUSIP Number: G93205 AA3

NOTICE IS HEREBY GIVEN that, pursuant to the provisions of the Notes (as defined below) and the Indenture, dated as of August 21, 2012 (the “Base Indenture”), between Vantage Drilling Company, a Cayman Islands exempted company (the “Company”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of August 21, 2012 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee, pursuant to which the 7.875% Senior Convertible Notes due 2042 of the Company (the “Notes”) were issued, the Company is obligated to offer to repurchase all of the outstanding Notes that are validly surrendered for repurchase at the option of the Holders thereof (the “Optional Put Repurchase Offer”).

This Company Notice is being sent to Holders pursuant to the terms of the Notes and Sections 10.02 and 10.03 of the First Supplemental Indenture and is subject to the Notes and the Indenture, and nothing in this Company Notice is intended to modify or contradict the terms of the Notes or the Indenture. Capitalized terms used but not defined in this Company Notice shall have the meanings given such terms in the Indenture.

In accordance with the Indenture, at the option of each Holder, the Company will pay, in cash, a repurchase price (the “Optional Put Repurchase Price”) equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest thereon, if any, to (but excluding) the Optional Put Repurchase Date (as defined below), subject to the terms and conditions of the Indenture, the Notes, this Company Notice and other offer materials. The repurchase date with respect to the Optional Put Repurchase Offer is September 1, 2015 (the “Optional Put Repurchase Date”). The Optional Put Repurchase Date is an Interest Payment Date under the terms of the Notes and the Indenture. Accordingly, interest accrued up to the Optional Put Repurchase Date will be paid to Holders of record at 5:00 p.m., New York City time, on August 15, 2015, and the Company does not expect that there will be accrued and unpaid interest due as part of the Optional Put Repurchase Price. Payment by the Company to the Paying Agent of the Optional Put Repurchase Price will be made on the Optional Put Repurchase Date.

Holders may surrender their Notes at any time during the period beginning at 9:00 a.m., New York City time, on July 29, 2015, until 5:00 p.m., New York City time, on August 31, 2015. To accept the Optional Put Repurchase Offer and receive payment of the Optional Put Repurchase Price, Holders must (i) send to the Paying Agent and the Company, a properly endorsed written notice of repurchase (an “Optional Put Repurchase Notice”), in the form attached hereto (and must not have withdrawn such Optional Put Repurchase Notice), prior to 5:00 p.m., New York City time, on August 31, 2015, and (ii) deliver or book-entry transfer Notes to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent, which Notes so delivered or transferred shall conform in all respects to the description thereof in the related Optional Put Repurchase Notice. The Optional Put Repurchase Notice given by any Holder must state (x) if certificated, the certificate number(s) of the Notes which the Holder will deliver to be repurchased; (y) the portion of the principal amount of the Notes which the Holder will deliver to be repurchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and (z) that such Notes shall be repurchased by the Company as of the Optional Put Repurchase Date pursuant to the terms and conditions specified in paragraph 4 of the Notes and in the First Supplemental Indenture. The Optional Put Repurchase Price as to which an Optional Put Repurchase Notice has been duly given and not withdrawn will be paid by the Paying Agent promptly following the later of the Optional Put Repurchase Date and the time of delivery or book-entry transfer of the Note(s) in the manner required by Section 10.02 of the First Supplemental Indenture.

A previously delivered Optional Put Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to 5:00 p.m., New York City time, on August 31, 2015, specifying (i) if certificated, the certificate number(s) of the Notes in respect of which such notice of withdrawal is being submitted; (ii) the portion of the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and (iii) the portion of the principal amount, if any, of such Notes which remains subject to the original Optional Put Repurchase Notice and which have been or will be delivered for repurchase by the Company, which portion must be in a principal amount of $1,000 or an integral multiple thereof.

Holders electing to participate in the Optional Put Repurchase Offer and surrendering their Notes through the Depository Trust Company (“DTC”), or withdrawing their election to participate in the Optional Put Repurchase Offer through DTC, must comply with DTC’s transmittal or withdrawal procedures, as applicable.

If the Paying Agent holds, in accordance with the terms of the First Supplemental Indenture, cash sufficient to pay the Optional Put Repurchase Price of such Notes to be repurchased on the Optional Put Repurchase Date, then on and after such date, such repurchased Notes will cease to be outstanding and interest on such Notes will cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of such Holder with respect to such Notes shall terminate (other than the right to receive the Optional Put Repurchase Price and previously accrued interest, if any, upon delivery or transfer of the Notes).

The Notes are convertible into the Company’s ordinary shares, par value $0.001 per share (“Ordinary Shares”), at a Conversion Rate of 476.1905 Ordinary Shares per $1,000 principal amount of the Notes at the option of the Holder and so long as specified conditions are met. Pursuant to Section 11.01 of the First Supplemental Indenture and paragraph 5 of the Notes, the Company may settle any Notes surrendered for conversion in Ordinary Shares, cash or a combination thereof. The Company will deliver cash in lieu of any fractional shares. If a Holder has already delivered an Optional Put Repurchase Notice with respect to a Note, the Holder may not surrender that Note for conversion unless and until the Holder has validly withdrawn the Optional Put Repurchase Notice before the expiration of the Optional Put Repurchase Offer in accordance with the Indenture.

Enclosed herewith is a Tender Offer Statement on Schedule TO filed by the Company with the Securities and Exchange Commission (the “SEC”) relating to the repurchase of Notes by the Company as of the Optional Put Repurchase Date. You can also obtain a copy from the SEC at www.sec.gov, or you may request a copy from the Company by contacting Investor Relations at (281) 404-4700.

Questions and requests for assistance in connection with the surrender of Notes for purchase may be directed to Wells Fargo Bank, National Association, as Paying Agent, at (800) 344-5128. Please refer to the CUSIP number of the Notes when making inquiries.

The name and address of the Paying Agent to which physical delivery of the documents referred to herein may be delivered are as follows:

Registered and Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building – 12th Floor
P.O. Box 1517	6th St. & Marquette Avenue	608 Second Avenue South
Minneapolis, Minnesota 55480	Minneapolis, Minnesota 55479	Minneapolis, Minnesota 55402

Dated: July 29, 2015	WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE, on behalf of Vantage Drilling Company

NOTICE:

The Paying Agent will withhold under the U.S. backup withholding rules the applicable amount of any payment that is made upon purchase of any Notes unless the Holder delivers a properly completed IRS Form W-9 or the Holder otherwise establishes an exemption from such backup withholding.

OPTIONAL PUT REPURCHASE NOTICE

To:	Vantage Drilling Company

The undersigned registered Holder of the 7.875% Senior Convertible Notes due 2042 (the “Notes”) of Vantage Drilling Company (the “Company”) hereby acknowledges receipt of a notice from the Company dated July 29, 2015, together with a Tender Offer Statement on Schedule TO filed by the Company with the Securities and Exchange Commission, as to the Holder’s option to require the Company to repurchase the Notes and requests and instructs the Company to repurchase these Notes, or the portion hereof (which is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) designated below, in accordance with the terms of the Indenture referred to in these Notes and directs that payment for these Notes or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered pursuant to Section 3.06 of the First Supplemental Indenture to the registered Holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

The undersigned hereby represents and warrants that (i) the undersigned has full power and authority to validly surrender the Notes surrendered hereby; (ii) when and to the extent the Company accepts such Notes for repurchase, the Company will acquire good and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their surrender or transfer, and not subject to any adverse claim; and (iii) on request, the undersigned will execute and deliver any additional documents that the Paying Agent or the Company deems necessary or desirable to complete the surrender of the Notes surrendered for repurchase hereby and accepted for repurchase.

Dated:
Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934.

Signature Guarantee

Social Security or Other Taxpayer Number

Certificate number(s), if applicable,

of Notes tendered for repurchase:

Original principal amount of Notes

to be repurchased (at least $1,000 original principal

amount or an integral multiple of $1,000 in excess thereof):

$

Remaining original principal amount

following such repurchase

(not less than $1,000 original principal amount):

$

Fill in if a check is to be issued, or Notes are to be issued, other than to and in the name of registered Holder:

(Name)	Principal amount to be purchased (if less than all): $ ,000
(Street Address)
(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address